EXHIBIT (j.)
            Consent of Independent Registered Public Accounting Firm



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




The Board of Directors, Board of Trustees and Shareholders
Sit Large Cap Growth Fund, Inc.
Sit Mid Cap Growth Fund, Inc.
Sit Mutual Funds, Inc.


We consent to the use of our report dated August 6, 2004 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accounts" in Part B of the Registration Statement.


/s/ KPMG LLP
KPMG LLP
Minneapolis, MN
October 27, 2004





























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